[LETTERHEAD OF BRYAN CAVE LLP]

                                  May 16, 2001

WorldCom, Inc.
500 Clinton Center Drive
Clinton, Mississippi 39056

Ladies and Gentlemen:

      We have acted as special tax counsel to WorldCom, Inc., a Georgia corporation (the "Company"), in connection with the filing of a Prospectus Supplement dated May 9, 2001 (the "Prospectus Supplement") to the Prospectus (the "Prospectus") dated May 9, 2001 pursuant to the Registration Statement on Form S-3 (Registration No. 333-34578), as amended, and the Registration Statement on Form S-3 (Registration No. 333-60576) filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (together, the "Registration Statement"). The Prospectus Supplement and the accompanying Prospectus provide that the Company may offer from time to time its Debt Securities in the aggregate principal amount of up to U.S. $11.91705 billion ($11,917,050,000) (or the equivalent amount in other currencies). The Prospectus Supplement provides that the Company will offer four series of notes in the aggregate amount of U.S. $11.91705 billion ($11,917,050,000) (including $10.1 billion ($10,100,000,000)
in U.S. dollar notes, (euro)1.25 billion ((euro)1,250,000,000) in euro notes, and (pound)500 million ((pound)500,000,000) in Sterling notes). Except as otherwise indicated herein, all capitalized terms used in this letter have the same meaning assigned to them in the Prospectus Supplement.

      In rendering our opinion, we have examined and relied upon without independent investigation as to matters of fact the Prospectus Supplement and such other documents, certificates and instruments as we have considered relevant for purposes of this opinion. We have assumed without independent verification that the Prospectus Supplement is accurate and complete in all material respects, and our opinion is conditioned expressly on, among other things, the accuracy as of the date hereof, and the continuing accuracy, of all of such facts, information, covenants, statements and representations through and as of the date of consummation of the filing. Any material changes in the facts referred to,
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                                 BRYAN CAVE LLP

WorldCom, Inc.
May 16, 2001
Page 2

set forth or assumed herein or in the Prospectus Supplement may affect the conclusions stated herein.

      In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended and in effect (the "Code"), U.S. Treasury Regulations promulgated thereunder (the "Regulations"), pertinent judicial authorities, rulings of the Internal Revenue Service and such other authorities as we have considered relevant. It should be noted that such laws, Code, Regulations, judicial decisions and administrative interpretations are subject to repeal, revocation, reversal, modification or change at any time and, in some circumstances, with retroactive effect. A material change in any of the authorities which we have considered could affect the conclusions upon which our opinion is based.

      Based solely upon the foregoing and in reliance thereon and subject to the exceptions, limitations and qualifications stated herein, we confirm that the statements contained in the Prospectus Supplement under the caption "United States Tax Consequences" insofar as such statements constitute matters of law or legal conclusions, as qualified therein, are our opinion and that such statements fairly describe the material U.S. federal income tax consequences to U.S. Holders and Non-U.S. Holders of the notes and are true, correct and complete in all material respects.

      Except as expressly set forth above, we express no other opinion. We consent to the reference to this firm in the Prospectus Supplement under the caption "Lawyers" and to the filing of this opinion as an exhibit to the Prospectus Supplement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.

                                        Very truly yours,


                                        /s/ Bryan Cave LLP

                                        BRYAN CAVE LLP


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